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                                                                  Exhibit 10.6.2


                         LANDLORD'S CONSENT TO SUBLEASE

        North San Jose Interests, a California limited partnership, as successor in interest to John A. Sobrato, Trustee under trust agreement dated August 29, 1979, as Amended, Sobrato Interest II, a California general partnership, and John Michael Sobrato or his successor, Trustee Under Revocable Trust Agreement dated April 28, 1989, as amended, FBO Ann Sobrato ("Landlord"), as Landlord under that certain Lease (the "Lease") dated May 30, 1990 and a First Amendment to Lease dated March 12, 1991, by and between Landlord and Siemens Pyramid Information Systems, Inc., a Delaware corporation ("Tenant"), as Tenant, subject to and specifically conditioned upon the following terms and conditions hereby grants its consent to the Sublease dated December 15, 1997 made by and between the Tenant, as sublandlord, and Netro Corporation, a California corporation ("Subtenant"), as subtenant, a copy of which is attached as Exhibit A ("the Sublease"), covering that certain premises (the "Premises") commonly known as 3860 North First Street, San Jose, California.

        As conditions to the consent of Landlord to the Sublease, it is understood and agreed as follows:

        1. NO RELEASE. This Consent to Sublease shall in no way release the Tenant or any person or entity claiming by, through or under Tenant, including Subtenant, from any of its covenants, agreements, liabilities and duties under the Lease, as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease.

        2. SPECIFIC PROVISIONS OF LEASE AND SUBLEASE. This Consent to Sublease consenting to a sublease to Subtenant does not constitute approval by Landlord of any of the provisions of the Sublease document or agreement thereto or therewith; nor shall the same be construed to amend the Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding Landlord. The Sublease is, in all respects, subject and subordinate to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Consent to Sublease or the Lease and the provisions of the Sublease, the provisions of this Consent to Sublease or the Lease, as the case may be, shall prevail unaffected by the Sublease.

        3. LIMITED CONSENT. This Consent to Sublease does not and shall not be construed or implied to be a consent to any other matter for which Landlord's consent is required under the Lease, including, without limitation, any Alterations under the Lease.

        4. TENANT'S CONTINUING LIABILITY. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by or through either Tenant or Subtenant, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Subtenant pursuant to the Lease, in law or in equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant.

        5. DEFAULT BY TENANT UNDER THE LEASE. If Tenant defaults under the Lease, Landlord may elect to receive directly from Subtenant all sums due or payable to Tenant by


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Subtenant pursuant to the Sublease. Upon written notice from Landlord, Subtenant shall thereafter pay to Landlord any and all sums due or payable under the Sublease. In such event, Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant.

        6. TERMINATION OF LEASE. If at any time prior to the expiration of the term of the Sublease the Lease shall terminate or be terminated for any reason, the Sublease shall simultaneously terminate. However, Subtenant agrees, at the election and upon written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, except that the Base Rent set forth in the Sublease shall be substituted for the Base Rent set forth in the Lease and the computation of Additional Rent as provided in the Lease shall be modified as set forth in the Sublease. The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease and shall be self-operative upon such written demand of the Landlord, and no further instrument shall be required to give effect to said provisions. Upon the demand of Landlord, however, Subtenant agrees to execute, from time to time, documents in confirmation of the foregoing provisions of this paragraph satisfactory to Landlord in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

        7. SUBLEASE PROFITS. Pursuant to Section 29 of the Lease, provided the Sublease remains in full force and effect, Tenant agrees to pay to Landlord each month along with the base monthly rent due under the Lease, the sum outlined on the attached spreadsheet representing Landlord's fifty percent (50%) share of the amount by which the consideration received pursuant to the Sublease exceeds the amount due to Landlord under the Lease less the reasonable subletting costs.

        8. NO WAIVER; NO PRIVITY. Nothing herein contained shall be deemed a waiver of any of the Landlord's rights under the Lease. In no event, however, shall Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Lease or otherwise, any duties of Landlord under the Lease being in favor of, for the benefit of and enforceable solely by Tenant.

        9. NOTICES. Subtenant agrees to promptly deliver a copy to Landlord of all notices of default and all other notices sent to Tenant under the Sublease, and Tenant agrees to promptly deliver a copy to Landlord of all such notices sent to Subtenant under the Sublease. All copies of any such notices shall be delivered personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, to Landlord.


                                      -2-


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LANDLORD
North San Jose Interests, a California limited partnership


by ___________________________________

its __________________________________

TENANT
Siemens Information Systems, Inc., a Delaware corporation


by ___________________________________

its __________________________________

SUBTENANT
Netro Corporation, a California corporation


by ___________________________________

its __________________________________


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Siemens Pyramid Information Systems, Inc./Netro, Inc. Sublease Profit Schedule


                          2/15/98      6/15/98      10/1/98      2/1/99        2/1/00       2/1/01
                          -------      -------      -------      ------        ------       ------
Siemens rent:            $64,732.50         CPI*         CPI*         CPI*          CPI*         CPI*
Netro rent:               79,117.50   $79,117.50  $108,614.55  $111,905.90   $115,197.25  $118,488.60
                         ----------   ----------  -----------  -----------   -----------  -----------
Profit per month:        $14,385.00        TBD**        TBD**        TBD**         TBD**        TBD**

SDC 50% share/mos:       $ 7,192.50

*  CPI increase will be 7.5% and 20%.
** To be Determined